Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-121273 on Form S-8 of our reports dated September 9, 2005, relating to the consolidated financial statements of Lowrance Electronics, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Lowrance Electronics, Inc. for the year ended July 31, 2005.
/s/ DELOITTE & TOUCHE LLP
Tulsa, Oklahoma
September 9, 2005